SECURITIES AND EXCHANGE COMMISSIONS

Washington, D.C. 20549

Form 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

DATE OF REPORT:  April 11, 2007

CCA Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)

2-85538-B

(Commission File Number)

1-31643

(IRS Employer Identification Number)

200 Murray Hill Parkway, East Rutherford, New Jersey 07073

(Address of principal executive offices, zip code)

(201) 330-1400

(Registrant’s telephone number including area code)

Item 8.01 Other Events

Reference is made to termination of acquisition letter dated April 10, 2007, annexed hereto as Exhibit “A” and news release, released April 10, 2007 annexed hereto as Exhibit “B.”

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly cased this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 11, 2007

______CCA Industries, Inc._       __

             Registrant

By:        Ira W. Berman_____       __

             Ira W. Berman, Secretary

Exhibit "A"

CCA Industries, Inc.
200 Murray Hill Parkway
East Rutherford, NJ 07073

April 10, 2007

Dubilier & Company, Inc.
2187 Atlantic Street
Stamford, CT 06902
Attention: Michael Dubilier, President

Gentlemen:

Reference is hereby made to the Letter of Intent ("*LOI*"), dated November 1, 2006, between Dubilier & Company, Inc. and CCA Industries, Inc.

In accordance with Section 8(a) of the LOI, we hereby notify you of our termination of the LOI, effective immediately. Please accept this letter as a 'notice of termination' under Section 8(a) of the LOI.

Very truly yours,

CCA Industries, Inc.

By: [signature]
Name: DAVID EDELL
Title: CEO

9982462

Exhibit "B"

Company Contact:
Ira W. Berman
Chairman

800-524-2720

<u>FOR IMMEDIATE RELEASE</u>

CCA INDUSTRIES, INC. TERMINATES NEGOTIATIONS FOR PROPOSED ACQUISITION OF THE COMPANY BY DUBILIER & COMPANY

East Rutherford, NJ, April 10, 2007: CCA Industries, Inc. (AMEX - CAW) announced today that it has terminated negotiations relating to the proposed acquisition of the Company by Dubilier & Company. "After several months of negotiation, Dubilier & Company advised the Company that they are unable to secure financing of the transaction," David Edell, Chief Executive Officer of CCA, stated. "With the termination of negotiations toward reaching a definitive acquisition agreement, management will focus its attention on new product development and exploring other opportunities to enhance shareholder value."

The Company will release its results for the Fiscal 2007 first quarter ended February 28, 2007 within the next week. While the Company expects to report a profit for the quarter, net income for the quarter will be below that reported in the corresponding period in Fiscal 2006 and will reflect, among other things, the effect of nonrecurring expenses attributable to the failed merger transaction.

CCA Industries, Inc. manufactures and markets health and beauty aids, each under its individual brand name. The products include, principally, "Plus+White" toothpastes and teeth whiteners, "Sudden Change" anti-aging skin care products and "Scar Zone," "Nutra Nail" nail growth treatments, "Mega-T" Green Tea diet aids, "Mega-T" chewing gum, "Mega-G" diet aids, "Pound-Ex" dietary supplements, "Hair Off" hair removal and depilatories, "Bikini Zone" medicated crème and gel for the bikini area, "Solar Sense" sun protection products, and "Cherry Vanilla" Perfume.

Statements contained in the news release that are not historical facts are forward looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which would cause actual results to differ materially from estimated results. Such risks and uncertainties are detailed in the Company's filings with the Securities and Exchange Commission.